Exhibit 23.2

CONSENT OF HERNÁNDEZ MARRÓN Y CÍA, S.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CapSource Financial, Inc.

2305 Canyon Boulevard, Suite 103

Boulder, Colorado 80302

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2007, relating to the consolidated financial statements of CapSource Financial, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hernandez Marron y Cia S.C.

Hernández Marrón y Cía, S.C.

Mexico, D.F.

August 6, 2007